AGREEMENT



DATE:     12 December 1996

PARTIES:     Touristiki Georgiki Exagogiki S.A.     ("TGE")
     9 Frangini Street
     Thessaloniki
     Greece

     Parral Compania Naviera S.A.     ("Parral")
     c/o MN Trust
     Rue Saint-Ldger 8, P.O. Box 24
     1211 Geneva 4
     Switzerland

     Casino Magic (Europe) B.V.     ("CME")
     Emmaplein 5, 1075 AW Amsterdam
     P.O. Box 75215, 1070 AE Amsterdam
     The Netherlands

     Casino Magic Hellas Management Services S.A.     ("CMH")
     711 Casino Magic Drive
     Bay St. Louis, MS 39520
     U.S.A.

     Casino Magic Corp.     ("CMC")
     711 Casino Magic Drive
     Bay St. Louis, MS 39520
U.S.A.


                                  RECITALS

     A. TGE, Parral, CME, CMC and Casino Magic Management Services Corp. ("CMMSC") entered into that certain joint venture agreement dated 14 June 1994 which was amended by agreement dated 29 April 1995 (such joint venture agreement, as amended is referred to herein as the "Joint Venture Agreement").

B.     Pursuant to the Joint Venture Agreement, Porto Carras
Casino S.A. ("PCC") was created to own and operate a gaming casino at the Sithonia Hotel at Porto Carras (the "Casino") and to operate the Sithonia
Hotel. On 30 December 1994, the Republic of Greece granted PCC a gaming license to operate a casino at Porto Carras (the "Gaming License").

     C. Pursuant to the terms of the Joint Venture Agreement, PCC entered into a lease for the Sithonia Hotel with TGE dated 3 August 1994, as amended (the "Lease").

     D. Pursuant to the terms af the Joint Venture Agreement, PCC entered into a management agreement with CME dated 29 April 1995 (the "Management Agreement").

     E. Pursuant to the terms of the Joint Venture Agreement, PCC entered into a license agreement with CMC (the "CMC License").



     F. Pursuant to the terms O:E the Joint Venture Agreement, PCC entered into a license agreement with TGE (the "TGE License").

     G. On 29 April 1995 TGE, Parral, CME, CMMSC and CMC entered into an agreement which contained a number of provisions including an agreement by CME to advance certain funds to PCC (the "April 1995 Agreement").

     H. Parral and CME entered into a management fee agreement dated as of 29 April 1995 pursuant to which CME was permitted to manage certain other casinos in Greece and was obligated to make certain payments to Parral (the "Management Fee Agreement").



     I. In September 1996, CME advanced funds to PCC to cover an immediate cash shortfall.

     J. The Tax Authorities of Thessaloniki by decisions numbered 157/96 and 158/96 notified PCC of the assessment of a fine against PCC (the "Fine
11).

     K. PCC is continuing to experience a severe cash shortage and cannot survive without an immediate additional cash infusion. As of the date hereof, the parties hereto and PCC have entered into an agreement with the Buyer pursuant to which all of the outstanding shares of PCC will be sold to Buyer (the "Sale Agreement").

     L.       The parties hereto have from time to time made claims that other
parties  hereto  have not fulfilled their respective obligations     under the
Operative Aqreements and otherwise.

     M. The purpose of this Agreement is to provide a settlement of all past claims and disputes so that the transactions contemplated by the Sale Agreement can be concluded.

                                  AGREEMENT:

The parties hereto, each intending to be legally bound, agree that upon the consilmmation of the transactions contemplated by the Sale Agreement, the following agreements will become effective:
                          ARTICLE 1 - DEFINITIONS

In this Agreement, including the Recitals, the following expressions shall have the meanings indicated below:

"April 1995 Agreement" shall have the meaning ascri-bed to it in Recital G hereto.

"Buyer" shall mean Murbec Inc, a company incorporated, organized and ex4-sting under the laws of Quebec, Canada, with a place of business at 1320 Graham Blvd, Suite 335, town of Mount Royal, Quebec, Canada or another company designated by Murbec Inc.

"Casino" shall have the meaning ascribed to it in Recital B hereto.

"CMC" shall mean casino magic Corp.

"CMC License" shall have the meaning ascribed to it in Rec'ital E hereto. "CME" shall mean Casino Magic (Europe) B.V.
"CMHII shall mean Casino Magic Management Hellas, S.A.
"CMMSCII shall mean Casino Magic Management Services Corp.

"Fine" shall have the meaning ascribed to it in Recital J hereto.

"Gaming License,, shall have the meaning ascribed to it in Recital B hereto.

"Joint Venture Agreement" shall have the meaning ascribed to it in Recital A hereto.

"Lease" shall have the meaning ascribed to it in Recital C hereto.

"Management Agreement" shall have the meaning ascribed to it in Recital D hereto.

"Management Fee Agreement" shall have the meaning ascribed to it in Recital H hereto.

"Operative Agreements" shall mean collectively the Joint Venture Agreement, the Lease, the Management Agreement, the CMC License, the TGE License, the April 1995 Agreement and the Management Fee Agreement.

"Parral" shall mean Parral Compania Naviera, S.A.
IIPCC" shall mean Porto Carras Casino S.A.

"Sale Agreement" shall have the meaning ascribed to it in Recital K hereto.

"TGE" shall mean Touristiki Georgiki Exagogiki, S.A.

'ITGE License" shall have the meaning ascribed to it in Recital F hereto.


ARTICLE 2 - MUTUAL RELEASES

2. 1 TGE and Parral, an behalf of themselves and on behalf of their respective agents, representatives, officers, directors, shareholders, successors and assigns hereby unconditionally and f orever release and discharge each of CME, CMH and CMC, and each of their officers, directors, employees, shareholders, subsidiaries, agents, attorneys, successors and assigns (including without limitation all persons Twho have served as directors of CME, CMH or CMC prior to the date hereof and all persons who may so serve in the future), from any and all actions, causes of actions, claims, suits and/or debts, whether known or unknown, asserted o-unasserted, and howsoever arising (whether based in contract, tort, statute or otherwise), which any of them now or in the future may have concerning, relating or referring to any facts, circumstances, occurrences or events existing or occurring at any time prior to and through the date the transactions contemplated by tl7ie Sale Agreement are consummated, including without limitation, any such actions, causes of actions, claims, suits and/or debts, which arise out of or are related to the Operative Agreements.


     2.2 TGE and Parral, on behalf of themselves and on behalf of @-heir respective agents, representatives, officers, directors, shareholders, successors and assigns hereby unconditionally and forever release and discharge PC,@-, and its officers, directors, employees, shareholders, agents, attorneys, successors and assigns (including without limitation all persons who have served as directors of PCC prior to the date hereof and all persons who may so serve in the future), from any and all actions, causes of actions, claims, suits and/or debts, whether known or unknown, asserted or unassarted, and howsoever arising (whether based in contract, tort, statute or otherdise), which any of them now or in the future may have concerning, relating or referring to any facts, circumstances, occurrences or events existing or occurring at any time prior to and through the date the transactions contemplated by time prior to and through the date the transactions contemplated by the Sale Agreement are consummated, including without limitation, (any such actions, causes of actions, claims, suits and/or debts, which arise out of or are related to the Operative Agreements. Notwithstanding the foregoing sentence, TGE does not release its claim for rent which is due and payable as of the date hereof or ng in the future. TGE does, however, pursuant to this Clause elease any claim of default by PCC under the Lease through te the transactions contemplated by the Sale Agreement are consummated.


2.3 CMH, CME and CMC, on behalf of themselves and on behalf of their resioective agents, representatives, officers, directors, shareholders, successors and assigns hereby unconditionally and forever release and discharge TGE and Parral, and their respective officers, directors, employees, shareholders, agents, attorneys, successors and assigns (including without limitation all persons who have served as directors of TGE or Parral prior to the date hereof and all persons who may so serve in the future), from any and all actions, causes of actions, claims, suits and/or debts, whether known or unknown, asserted or unasserted, and howsoever arising (whether based in cant--act, tort, statute or otherwise), which any of them now or in the future may have concerning, relating or referring to any facts, circumstances, occurrences or events existing or occurring at any time prior to and through the date the transactions contemplated by the Sale Agreement are consummated, including without limitation, any such actions, causes of actions, claims, suits and/or debts, which arise out of or are related to the Operative Agreements.

                      ARTICLE 3 - OPERAT = AGREEMENTS

3.1          Joint  Venture  Agreement.    The  Joint Venture Agreement will
terminate, and no party thereto shall have any liabilities or obligations pursuant thereto from and after such termination.

3.2 Management Agreement. CMH shall agree to an immediate termination of the Management Agreement.

3.3 April 1995 Acireement. The April 1995 Agreement will terminate, and no party thereto shall have any liabilities or obligations pursuant thereto from and after such termination.

3.4          Management  Fee  Agreement.   The Management Fee Agreement will
terminate, and no party thereto shall have any liabilities or obligations pursuant thereto from and after such termination.

3.5          Lease.    The  Lease  shall  remain in effect notwithstanding the
consummation of the transactions contemplated by the Sale Agreement.

3.6  CMC  License.   The CMC License will be amended as provided in the Sale
Agreement.

3.7 TGE License. The TGE License shall remain in effect notwithstanding the consummation of the transactions contemplated by the Sale Agreement.

                         ARTICLE 4 - MISCELLANEOUS

4.  1          Governincr  Laws.     This Agreement shall be governed by and
construed in accordance with the laws of England.

4.2       Counterparts and Execution.  This Agreement may be executed in any
number  of  counterparts  and  with  facsimi          signatures.   Any single
counterpart or set of counterparts signed, in either case by the parties hereto either as originals or as facsimile copies, shall constitute a full and original agreement for all purposes.

4.3 Notices. In any case where any notice Or Other COMMunications is required or permitted to be given hereunder, such notice or co=unication shall be in Twriting and (a) personally delivered by means of courier or other available f orm, (b) sent by postage prepaid registered airmail, or (c) transmitted by telex or (d) transmitted by telefax, as follows:

(a)     If to TGE:
               Touristiki Georgiki Exagogiki S.A.
               Porto Carras, Neos Marmaras, Sithonia
               63081 Halkidiki
               Greece
               Telecopier No.: (375) 71229

     With copy to:
               Touristiki Georgiki Exagogiki S.A.
               28 Akadimias Street
               106 71 Athens
               Greece
               Telecopier No.: (1)3644103



(b)     If to Parral:
               Parral Compania Naviera S.A
               c/o MN Trust
               Rue Saint-Ldger 8, P.O. Box 24
               1211 Geneva 4
               Switzerland
               Telecopier No.: (22) 313 31 20



     With copy to:
               Mr. E.K. Stavrianakis
               Attorney at Law
               Albany House
               324/326 Regent Street
               London, WlR SAA
               Telecopier No. (071) 436 3618



(c)     If to CME:
               Casino Magic (Europe) B.V.
               Attn: Chief Executive Officer
               711 Casino Magic Drive
               Bay St. Louis, MS 39520
               Telecopier No.: (601) 467-7998

(d)     If to CMH:
               Casino Magic Hellas Management Services,
               S.A.
               Attn: Chief Executive Officer
               711 Casino magic Drive
               Bay Saint Louis, Mississippi 39520
               Telecopier No.: (601) 467-7998

(e)     If to CMC:
               Casino Maqic Corp.
               Attn: Chief Executive Officer
               711 Casino Magic Drive
               Bay Saint Louis, Mississippi 39520
               Telecopier No.: (601) 467-7998

(f)      If to CME, CMH or CMC a copy to:
               General Counsel
               Casino Magic Crop.
               711 Casino maqic Drive

               Bay Saint Louis, Mississippi 39520
               Telecopier No.: (601) 467-7998


All such notices or other communications shall be deemed to have been given or received (i) upon reciaipt if personally delivered, (ii) on the fifth day following posting if by mail, (iii) when sent with confirmed answerback if by telex, and (iv) when sent with transmission confirmation evidence if by telefax.

4.4 Arbitration. Any disputes arising out of this Agreement, including any questions regarding its existence, validity or termination shall be referred to and finally resolved by arbitration in London under the Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference into this Clause. Such arbitration shall be conducted in accordance with the provisions of the Arbitration Act 1979.

4.5          Bindinct  Effect;  Assicrnment.   Except as otherwise expressly
provided, this Agreement shall inure to the benefit and be binding upon each party hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                         TOURISTIKI GEORGIKI EXAGOGIKI S.A.

                         By:
                         Title: Chairman of the Board of Directors

                         PARRAL COMPANI NAVIERA S.A.

                         By:
                         Title:


                         CASINO MAGIC
                         HELLAS MANAGEMENT SERVICES S.A.

                         By:
                         Title:


                         CASINO MAGIC (EUROPE) B.V.


                         By:
                         Title:


                         CASINO MAGIC CORP.


                         By:
                         Title: